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                         FAIR, ISAAC AND COMPANY, INC.

                       COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS EXCEPT PER SHARE DATA)



                                                                          9 months                               3 months
                                                                   6/30/96           6/30/95             6/30/96            6/30/95
Primary Earnings Per Share:

Weighted Average Common Shares
     Outstanding                                                    12,380             12,205             12,392             12,237

Shares Issuable Upon Exercise of Stock
     Options                                                           775                760                687                793

Less Shares Assumed to be Repurchased                                 (415)              (255)              (334)              (276)
                                                                  --------           --------           --------           --------

Weighted Average Common Shares
     as Adjusted                                                    12,740             12,710             12,745             12,754
                                                                  ========           ========           ========           ========

Net Income                                                        $ 12,196           $  8,880           $  4,298           $  3,130
                                                                  ========           ========           ========           ========

Primary Earnings per Share                                        $   0.96           $   0.70           $   0.34           $   0.25
                                                                  ========           ========           ========           ========




Fully Diluted Earnings Per Share:

Weighted Average Common Shares
     Outstanding                                                    12,380             12,205             12,392             12,237

Shares Issuable Upon Exercise of Stock
     Options                                                           775                760                687                793

Less Shares Assumed to be Repurchased                                 (308)              (207)              (308)              (250)
                                                                  --------           --------           --------           --------

Weighted Average Common Shares
     as Adjusted                                                    12,847             12,758             12,771             12,780
                                                                  ========           ========           ========           ========

Net Income                                                        $ 12,196           $  8,880           $  4,298           $  3,130
                                                                  ========           ========           ========           ========

Fully Diluted Earnings per Share                                  $   0.95           $   0.70           $   0.34           $   0.25
                                                                  ========           ========           ========           ========

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